Exhibit 3.51

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 06/05/1991
721156014 - 2264885

CERTIFICATE OF INCORPORATION

OF

WMS GAMING INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST:                                                      The name of the corporation (hereinafter called the “Corporation”) is WMS Gaming Inc.

SECOND:                                       The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD:                                                  The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:                                     The total number of shares of stock which the Corporation shall have authority to issue is 1,500 shares without par value all of which are of the same class and all of which are designated as common shares.

FIFTH:                                                    The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
Anne Herb-Schreiber	Whitman & Ransom
200 Park Avenue
New York, NY 10166

SIXTH:                                                   The Corporation is to have perpetual existence.

SEVENTH:                              Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of

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the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH:                                       In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, or repeal the by-laws, and to adopt any new by-law, of the Corporation.

NINTH:                                                  To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended and supplemented, no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

TENTH:                                              The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other

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matters referred to in or covered by said section, and (ii) advance expenses to any and all said persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons.

ELEVENTH:                   From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said law, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on June 4, 1991.

/s/ Anne Herb-Schreiber
Anne Herb-Schreiber, Incorporator
Whitman & Ransom
200 Park Avenue
New York, NY 10166

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 05/12/1995
950106068 - 2264885

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

WMS GAMING INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:      That at a joint meeting of the Board of Directors and sole stockholder of WMS GAMING INC., held May 1, 1995, resolutions were duly adopted setting forth a proposed amendment to the Certificate of incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That it is advisable and in the best interests of the Corporation that this Board of Directors and the Sole Stockholder amend the Certificate of Incorporation of the Corporation by deleting Article FOURTH and substituting in its place the following:

“FOURTH:

The total number of shares of stock that the Corporation shall have the authority to issue is 1.500 shares without par value all of which are of the same class and all of which are designated as common shares

The Corporation shall not issue any voting securities or other voting interests except in accordance with the provisions of the gaming statutes and the regulations promulgated thereunder (“Statutes and Rules”) adopted by any jurisdiction governing the Corporation’s gaming business (the “Gaming Authority”). The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until (a) the Corporation shall cease to be subject to the jurisdiction of the Gaming Authority or (b) the Gaming Authority shall, by affirmative action, validate said issuance or waive any defect in issuance.

No voting securities or other voting interests issued by the Corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Statutes and Rules Any transfer in violation thereof shall be void until (a) the Corporation shall cease to be subject to the jurisdiction of the Gaming Authority or (b) the Gaming Authority shall, by affirmative action, validate said transfer or waive any defect in said transfer.

If a Gaming Authority at any time determines that a holder of voting securities or other voting interests of this Corporation is unsuitable to hold such securities or other voting interests, then, the Corporation may, within sixty (60) days after the finding of unsuitability, purchase such voting securities or other voting interests of such unsuitable person at the lesser of (i) the cash equivalent of such person’s investment in the voting securities or other voting interests of the Corporation, or (ii) the current market price as of the date of the finding of unsuitability, unless, such voting securities or other voting interests are transferred to a suitable person (as determined by the Gaming Authority) within sixty (60) days after the finding of unsuitability. Until such voting securities or other voting interests are owned by persons found by the Gaming Authority to be suitable to own them, (a) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests, (b) the holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the Corporation entitled to vote, and (c) the Corporation shall not pay any remuneration in any form to the holder of the voting securities or other voting interests except in exchange for such voting securities or other voting interests as provided in this paragraph.”

SECOND:           That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said WMS GAMING INC. has caused this certificate to be signed by Harold H. Bach, Jr., its Vice President-Finance, and attested by Barbara M. Norman, its Secretary, this 12th day of May, 1995.

/s/ Harold H. Bach, Jr.
Harold H. Bach, Jr.
Vice President-Finance
ATTEST:

By:	/s/ Barbara M. Norman
Barbara M. Norman, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:25 PM 04/14/2003
FILED 03:51 PM 04/14/2003
SRV 030244392 - 2264885 FILE

CERTIFICATE OF CHANGE

OF

REGISTERED AGENT AND OFFICE

OF

WMS Gaming Inc.

The Board of Directors of WMS Gaming Inc., A Corporation of Delaware, on this 7th day of April 2003, do hereby resolve and order that the location of the Registered Office of this Corporation within the State of Delaware be, and the same hereby is 30 old Rudnick Lane Dover DE 19901. Kent County.

The name of the Registered Agent herein and in charge thereof upon whom process against this Corporation may be served is: LexisNexis Document Solutions Inc.

WMS Gaming Inc., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by an authorized officer of the corporation the 7th day of April, 2003.

By:	/s/ Kathleen J. McJohn
Authorized Officer & Title
Kathleen J. McJohn
Vice President, General Counsel and Secretary
Printed Name & Title

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:26 PM 05/23/2003
FILED 03:17 PM 05/23/2003
SRV 030339819 - 2264885 FILE

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT

Section 253

CERTIFICATE OF OWNERSHIP

MERGING

WMS GAMING (NEVADA) INC.

INTO

WMS GAMING INC.

(Pursuant to Section 253 of the General Corporation Law of Delaware) WMS Gaming Inc., a corporation incorporated in Delaware on the 5th day of June 1991 pursuant to the provisions of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of WMS Gaming (Nevada) Inc. on the 27th day of May 2003 pursuant to the provisions of the Nevada Revised Statutes Chapter 92A and Delaware General Corporation Laws and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 21st day of May 2003 determined to and did merge into itself said WMS Gaming (Nevada) Inc. which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 100% of the outstanding stock of WMS Gaming (Nevada) Inc., a corporation organized and exiting under the laws of Nevada, and

WHEREAS, the corporation desires to merge into itself the said WMS Gaming (Nevada) Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.

NOW THEREFORE, BE IT RESOLVED, that this corporation merge into itself said WMS Gaming (Nevada) Inc. and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be, and she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said WMS Gaming (Nevada) Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said WMS Gaming Inc. has caused its corporate seal to be affixed and this certificate to be signed by Kathleen J. McJohn, an authorized officers this 22nd day of May 2003.

/s/ Kathleen J. McJohn
Kathleen J. McJohn
Vice President, General Counsel and Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:15 PM 08/06/2003
FILED 01:08 PM 08/06/2003
SRV 030513111 - 2264885 FILE

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT

Section 253

CERTIFICATE OF OWNERSHIP

MERGING

BIG FOOT RESEARCH SOFTWARE AND DEVELOPMENT

INTO

WMS GAMING INC.

(Pursuant to Section 253 of the General Corporation Law of Delaware) WMS Gaming Inc., a corporation incorporated in Delaware on the 5th day of June 1991 pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of Big Foot Research Software and Development on the 4th day of August 2003 pursuant to the provisions of the Nevada Revised Statutes Chapter 92A and Delaware General Corporation Laws and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 4th day of August 2003 determined to and did merge into itself said Big Foot Research Software and Development which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 100% of the outstanding stock of Big Foot Research Software and Development, a corporation organized and exiting under the laws of Nevada, and

WHEREAS, the corporation desires to merge into itself the said Big Foot Research Software and Development, and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.

NOW THEREFORE, BE IT RESOLVED, that this corporation merge into itself said Big Foot Research Software and Development and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be, and she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Big Foot Research Software and Development and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said WMS Gaming Inc. has caused its corporate seal to be affixed and this certificate to be signed by Kathleen J. McJohn, an authorized officers this 5th day of August 2003.

/s/ Kathleen J. McJohn
Kathleen J. McJohn
Vice President, General Counsel and
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:36 PM 05/25/2006
FILED 06:59 PM 05/25/2006
SRV 060507468 - 2264885 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.              The name of the corporation (hereinafter called the “Corporation”) is WMS Gaming Inc.

2.              The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.

3.              The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.              The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on May 19, 2006

WMS Gaming Inc.

By:	/s/ Kathleen J. McJohn
Name:	Kathleen J. McJohn
Title:	Vice President, General Counsel and Secretary